SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 22, 2008

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-3525	New York	13-4922640
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 22, 2008, the Board of Directors (the “Board”) of American Electric Power Company, Inc. (the “Company”) elected John F. Turner to serve as a director of the Company.  Mr. Turner’s initial term as a director will continue until the 2009 annual meeting of shareholders.  The Board appointed Mr. Turner to the Audit, Policy and Nuclear Oversight Committees.

Mr. Turner is a director of Peabody Energy Corporation, International Paper Company and Ashland, Inc.

The Board has determined that Mr. Turner is an “independent” director under the Company’s Corporate Governance guidelines and the independence requirements of the New York Stock Exchange, as well as the applicable rules promulgated by the Securities and Exchange Commission (the “SEC”).

As a non-employee director, Mr. Turner will receive the same compensation paid to other non-employee directors of the Company in accordance with the policies and procedures previously approved by the Board for non-employee directors.

There are no arrangements between Mr. Turner and any other person pursuant to which Mr. Turner was elected to serve as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Turner has a material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.
By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title	Assistant Secretary

July 23, 2008